UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 30, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 30, 2018, VIVUS, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“Janssen”), pursuant to which the Company will acquire the rights, title and interest in and to, and will assume certain liabilities with respect to, PANCREAZE® and PANCREASE® MT (together, the “Product”) in the U.S. and Canada, including certain related data and intellectual property, from Janssen (the “Janssen Asset Purchase”) for a purchase price of $135,000,000 in cash (the “Acquisition”). As part of the Acquisition, the Company will acquire certain existing inventory related to the Product from Janssen.

Following the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary closing conditions, the Janssen Asset Purchase is expected to close in the second quarter of 2018. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnities.

In connection with the Janssen Asset Purchase, the Company and Janssen will also enter into a U.S. Market Transition Services Agreement pursuant to which Janssen will provide certain transition services with respect to the Product to the Company in the U.S. The Company and an affiliate of Janssen will also enter into a Canadian Transitional Business License Agreement pursuant to which Janssen’s affiliate will provide certain transition services with respect to the Product to the Company in Canada. The Company and Johnson & Johnson Health Care Systems Inc. (“HCS”), a New Jersey corporation and an affiliate of Janssen, will also enter into a Long Term Collaboration Agreement pursuant to which they will cooperate in the reporting and certification of pricing and sales data and the payment of rebates and discounts under certain governmental programs. The U.S. Market Transition Services Agreement, the Canadian Transitional Business License Agreement and the Long Term Collaboration Agreement are all expected to commence upon the closing of the Janssen Asset Purchase.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Note Purchase Agreement

On April 30, 2018, the Company entered into a purchase agreement (the “Note Purchase Agreement”) with affiliates of Athyrium Capital Management (collectively, the “Purchasers”) with respect to the issuance and sale of (i) up to $110,000,000 of 10.375% senior secured notes due 2024 to be issued substantially concurrently with the consummation of the Acquisition (the “Initial Notes”) pursuant to an Indenture (as defined herein), (ii) up to an additional $10,000,000 of 10.375% senior secured notes due 2024 to be issued subsequently at the Company’s option within 12 months of the Initial Notes issue date, subject to certain conditions (the “Additional Notes” and together with the Initial Notes, the “Notes”) and (iii) warrants (the “Athyrium Warrants”) for up to 3,300,000 shares (the “Athyrium Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued concurrently with the issuance of the Initial Notes.  Pursuant to the Note Purchase Agreement, the Purchasers will purchase the Initial Notes and the Athyrium Warrants at a purchase price equal to 99% of the principal amount of the Initial Notes, and the Purchasers will purchase the Additional Notes at a purchase price equal to 100% of the principal amount of the Additional Notes. The Note Purchase Agreement contains customary representations, warranties, covenants, conditions and indemnities. The issuance of the Notes and the Athyrium Warrants is conditioned upon, among other things, the satisfaction of the closing conditions under the Asset Purchase Agreement or the consummation of the transactions contemplated thereunder.

Pursuant to the Note Purchase Agreement, the Company will enter into an Indenture (the “Indenture”) with U.S. Bank National Association as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) in connection with the issuance of the Notes.  The Notes will be secured and fully and unconditionally guaranteed obligations of the Company and any future domestic subsidiaries and will mature on June 30, 2024.  The Company will have the ability to issue the Additional Notes under the Indenture upon meeting certain conditions set forth therein. Interest will accrue from the date of issuance and will be payable quarterly in arrears in cash.  In addition, beginning on June 30, 2021, on each interest payment date, the Company will make partial repayments of principal on each Note in equal installments.

The Indenture will include customary covenants and events of default, including covenants that, among other things, restrict the incurrence of future indebtedness, the granting of liens, the making of investments, distributions or dividends, and the Company’s ability to merge, consolidate or sell assets, in each case subject to certain exceptions.  In addition, the Indenture will include certain financial maintenance covenants related to minimum cash balances and minimum quarterly net revenues related to the Product. The Company may, at its option, redeem some or all of the Notes at any time by paying certain prepayment premiums, plus accrued and unpaid interest, if any, to the date of redemption.  Any prepayments of the Notes will additionally be subject to a 1.0% prepayment fee in addition to any premiums.

In connection with the issuance of the Notes, the Company will also enter into a Collateral Agreement (the “Collateral Agreement”) with the Trustee and Collateral Agent on the date of issuance, pursuant to which the Trustee and Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of certain collateral of the Company for the benefit of the holders of the Notes.

Also pursuant to the Note Purchase Agreement, concurrently with the issuance of the Initial Notes, the Company shall issue to the Purchasers the Athyrium Warrants, which will have a per share exercise price of $0.3951.  The Athyrium Warrant Shares are immediately exercisable, subject to adjustment, and will expire six years after the date of issuance.

The Company intends to use the net proceeds from the issuance of the Initial Notes and the Athyrium Warrants to pay certain fees, costs and expenses relating to the issuance and sale of such Initial Notes and Athyrium Warrants (including a $100,000 commitment fee to the Purchasers related to the Additional Notes), to finance a portion of the Acquisition, to repurchase $60.0 million of the Company’s outstanding Convertible Notes due 2020 from the Purchasers or their affiliates for a purchase price of $51.0 million (plus accrued but unpaid interest to the repurchase date) and for general corporate purposes.

The issuance of the Notes, the Athyrium Warrants and the Athyrium Warrant Shares that may be issued pursuant to the Note Purchase Agreement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

The foregoing summary of the Asset Purchase Agreement and the Note Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement and the Note Purchase Agreement, a copy of each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Note Purchase Agreement and the Athyrium Warrants and below in Item 8.01 regarding the Willow Stock Purchase Agreement and the Willow Warrants is hereby incorporated by reference into this Item 3.02.

The issuance of the Willow Warrants and the Willow Warrant Shares that may be issued from time to time to Willow under the Willow Warrants are exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

The foregoing description of the Athyrium Warrants and the Willow Warrants are not complete and are qualified in their entirety by reference to the full text of the Form of Warrant attached to the Note Purchase Agreement and the Form of Warrant, respectively, a copy of each of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective April 30, 2018, Mr. Thomas B. King departed from the position of interim Chief Executive Officer. He will remain in his position as a director of the board of directors of the Company (the “Board”). Mr. King has served as a director of the Company since May 24, 2017 and served as the interim Chief Executive Officer of the Company since December 31, 2017.

(c) Effective April 30, 2018 and for a period of one month, Mr. King will serve as the interim President of the Company to assist with the Company’s transition to the new management team. Mr. King’s full biography and other information required to be disclosed hereunder is included in the Company’s Annual Report on 10-K, as amended and filed by the Company with the Securities and Exchange Commission on April 26, 2018.

Effective on the same date, the Board appointed John Amos to serve as the Chief Executive Officer of the Company and M. Scott Oehrlein to serve as the Chief Operations Officer of the Company. Mr. Amos will also join the Company’s Board of Directors, effective April 30, 2018.

John Amos, age 51, served as the Executive Chairman of Willow Biopharma Inc., a biopharmaceutical company, from May 2017 to April 2018. He served as the Chief Executive Officer of ORIX Healthcare Capital LLC, a private equity and venture capital investment company, from October 2012 to April 2017. Mr. Amos served as the Operating Partner and Portfolio Company Board Member of BioVeda China Fund, a financial investment company, from February 2008 to October 2012. He served as the Chief Executive Officer and President of the Oncology Therapeutics Network (acquired by McKesson Corporation in November 2007), a physician services company, from June 2005 to November 2007 and was a special advisor to McKesson Corporation, a public healthcare services company, from November 2007 to May 2008. Mr. Amos served as the President of the Oncology Therapeutics Network of Bristol Myers Squibb, a publicly traded biopharmaceutical company, from June 2003 to May 2005. He held executive roles in finance and technology in McKesson Corporation from March 1995 to April 2003. From 1991 to 2003, he served in the United States Air Force and the California Air National Guard in Tactical Fighter Operations. Mr. Amos has previously served on the board of directors of TD2, Navigating Cancer, CITIC Pharmaceuticals, Aesyntix Health, Prodigy Health, Apollo Health Street, Quinian Health, Oncology Therapeutics Network and Matawan Pharmaceuticals. Mr. Amos served as a member of the Scientific Advisory Board at MD Anderson Cancer Center Institute for Applied Cancer Science (IACS) and was a health policy advisor to Governor Jeb Bush’s 2016 Presidential Campaign. He has been appointed as a Trustee of the Global Leadership Council of the University of California, Davis Foundation. Mr. Amos has been named to the Information Week Top 500 CIO’s twice and won the Frost and Sullivan Award for Corporate Innovation. He studied Economics at the University of California, Davis and has a B.S. in General Business from the University of the State of New York.

M. Scott Oehrlein, age 52, served as the Global Chief Operations Officer of Willow Biopharma Inc., a biopharmaceutical company, from November 2017 to April 2018. He served as Vice President and Head of General Medicines Sales/Diabetes and CV Sales, U.S. Sanofi, a global biopharmaceutical company, from April 2014 to June 2017. Mr. Oehrlein held various roles for Novartis Pharmaceuticals Corporation, a global healthcare company, from August 2004 to April 2014 including the following: Vice President, Head of Primary Care Sales US from April 2012 to April 2014, General Manager South Operating Unit from August 2011 to March 2012, and Vice President Primary Care Franchise, Novartis Canada Montreal from January 2009 to July 2011. He began his career as a sales representative with The Upjohn Company, a global pharmaceutical company, in 1989 before moving into multiple leadership roles in sales and marketing. He received a B.A. in Biology and Pre-Medicine from Franklin and Marshall College.

The Company has agreed to pay (i) Mr. Amos an annual base salary of $545,000, with an annual target bonus for 2018 equal to 60% of his base salary and an option to purchase 2,700,000 shares of the Company’s Common Stock under the Company’s Inducement Plan (as defined below); and (ii) Mr. Oehrlein an annual base salary of $375,000, with an annual target bonus for 2018 equal to 45% of his base salary and an option to purchase 620,000 shares of the Company’s Common Stock under the Company’s Inducement Plan.

Each of Mr. Amos and Mr. Oehrlein has entered into the Amended Agreement (as defined below) with the Company, effective April 30, 2018. The Amended Agreement included in subsection (e) below is incorporated by reference into this subsection (c).

There were no arrangements or understandings between Mr. Amos or Mr. Oehrlein and any other persons pursuant to which either of them was to be selected as an officer or a director. Neither Mr. Amos nor Mr. Oehrlein has any family relations with any director or executive officer of the Company, and neither Mr. Amos nor Mr. Oehrlein has any direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

(d)

Mr. Amos will join the Company’s Board of Directors, effective April 30, 2018.  The information regarding Mr. Amos in subsection (c) above is incorporated by reference into this subsection (d).

(e)

Change of Control Agreement

On April 30, 2018, the Company entered into a Third Amended and Restated Change of Control and Severance Agreement (the “Amended Agreement”), with each of Mr. Amos and Mr. Oehrlein, effective as of April 30, 2018. The Amended Agreement provides for the following:

•                  Under the Amended Agreement, Cause shall mean (i) gross negligence or willful misconduct in the performance of the employee’s duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexcused absences from the Company, (iii) commission of any act of fraud with respect to the Company, or (v) conviction of a felony or a crime involving moral turpitude and causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

•                  Under the Amended Agreement, Good Reason shall mean the employee’s voluntary termination, upon 30 days prior written notice to the Company, after any one of the following events: (i) a material reduction or change in job duties, responsibilities and requirements inconsistent with the employee’s position with the Company and the employee’s prior duties, responsibilities and requirements; (ii) a material reduction in the authority, duties, or responsibilities of the supervisor to whom the employee is required to report; (iii) a material reduction of the employee’s base compensation; or (iv) the employee’s refusal to relocate to a facility or location more than 30 miles from the Company’s current location; provided, however, that (A) a voluntary termination of the employee for any events listed under (i) through (iv) above shall not constitute Good Reason if such event or events are cured by the Company within 30 days after receipt of written notice from the employee of the employee’s intent to terminate employment and (B) a voluntary termination of the employee for any events listed under (i) and (ii) above shall not constitute Good Reason if a material reduction or change in job duties, responsibilities and requirements is, directly or indirectly, the result of a Company-wide reduction in budgets that affects each Company business unit or division in a substantially similar manner.

•                  Under the Amended Agreement, a Change of Control occurs when: (i) any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company’s then outstanding voting securities without the approval of the Board; (ii) a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are “Incumbent Directors.” Incumbent Directors are directors who are either (i) directors of the Company as of May 1, 2018, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company’s directors is not considered an Incumbent Director.

•                  For a termination without Cause or for Good Reason within three months before a Change of Control or 18 months after a Change of Control, the employee shall receive (i) monthly severance payments equal to the monthly salary the employee was receiving immediately prior to the Change of Control for 18 months; (ii) monthly severance payments equal to 1/12th of the employee’s target bonus for the fiscal year in which the termination occurs for 18 months; (iii) an additional pro rata portion of the employee’s target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the employee was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination; (iv) up to 18 months of reimbursement for premiums paid for COBRA coverage; and (v) if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will provide the employee with an amount equivalent to 18 months of COBRA premium reimbursement as a taxable lump sum payment.

•                  If the employee’s employment is terminated without Cause or for Good Reason within three months before a Change of Control or 18 months after a Change of Control, all equity awards granted to the employee by the Company shall automatically vest in full and become immediately exercisable.

•                  For a termination without Cause or for Good Reason and not within three months before a Change of Control or 18 months after a Change of Control, the employee shall receive (i) monthly severance payments equal to the monthly salary the employee was receiving immediately prior to the termination date for twelve months; (ii) monthly severance payments equal to 1/12th of the employee’s target bonus for the fiscal year in which the termination occurs for twelve months; (iii) an additional pro rata portion of the employee’s target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the employee was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination; (iv) up to twelve months of reimbursement for premiums paid for COBRA coverage; (v) if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will provide the employee with an amount equivalent to twelve months of COBRA premium reimbursement as a taxable lump sum payment; and (vi) any then-outstanding and unvested equity awards are subject to 50% accelerated vesting.

The following named executive officers of the Company previously entered into the Second Amended and Restated Change of Control and Severance Agreements (the “Agreements”), with the Company: Mark K. Oki, John L. Slebir and Santosh T. Varghese, M.D.

The Company entered into an Amended Agreement with each of the afore-mentioned named executive officers on substantially the same terms as the Amended Agreement with Mr. Amos and Mr. Oehrlein, effective April 30, 2018. The Amended Agreements make various changes to the Agreements, including:

•                  The definition of “Incumbent Directors” includes directors who are directors of the Company as of May 1, 2018 as opposed to May 1, 2015.

•                  For a termination without Cause or for Good Reason and not within three months before a Change of Control or 18 months after a Change of Control, (i) monthly severance payments equal to the monthly salary the named executive officer was receiving immediately prior to the termination date has been increased from nine months to twelve months; (ii) monthly severance payments equal to 1/12th of the named executive officer’s target bonus for the fiscal year in which the termination occurs has been increased from nine months to twelve months; (iii) the COBRA reimbursement period has been increased from nine months to twelve months; and (iv) if the Company determines in its sole discretion that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will provide the named executive officer with an amount equivalent to twelve months of COBRA premium reimbursement as a taxable lump sum payment, rather than nine months of COBRA premium reimbursement as a taxable lump sum payment.

The description of the Amended Agreement contained herein is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the form of Amended Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2018.

Inducement Plan

On April 30, 2018, the Board adopted the VIVUS, Inc. 2018 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 5,020,000 shares of the Company’s Common Stock for issuance pursuant to equity awards granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

A copy of the Inducement Plan and related form agreement under the Inducement Plan will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2018. The above description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Bonus Plan

On April 30, 2018, the Compensation Committee of the Board approved an equity bonus plan under the Company’s 2010 Equity Incentive Plan for certain executive officers of the Company and its subsidiary (the “2018 Bonus Plan”), including John L. Slebir, Senior Vice President, Business Development and General Counsel of the Company, Mark K. Oki, Chief Financial Officer and Chief Accounting Officer of the Company, John Amos, the new Chief Executive Officer of the Company, M. Scott Oehrlein, the new Chief Operations Officer of the Company, and Kenneth Suh, the new President and Chief Executive Officer of Willow (as defined below). On the same date, the Compensation Committee granted these stock options to purchase 200,000 shares of Common Stock of the Company under the 2018 Bonus Plan to each of the participants listed above. The shares subject to each of these options vest upon satisfaction of a performance target involving the Company obtaining, and retaining for 30 consecutive days, a market capitalization of $300 million or greater, within 36 months provided that each such participant continues to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) upon the satisfaction of such target.

Item 7.01. Regulation FD Disclosure.

In a press release issued on April 30, 2018, the Company announced changes to its executive leadership team and other related matters.  Also, in a press release issued on May 1, 2018, the Company announced the restructuring of a portion of its corporate debt, the issuance of debt securities and other related matters.  Finally, in a press release issued on May 1, 2018, the Company announced the entry into a definitive agreement to acquire all products rights for PANCREAZE in the U.S. and Canada and other related matters.  Copies of these press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and all such Exhibits are incorporated herein by reference.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

Willow Stock Purchase Agreement

On April 30, 2018, the Company, Willow Biopharma Inc., a business corporation organized under the laws of Canada (“Willow”) and the shareholders of Willow, including John Amos and M. Scott Oehrlein (the “Willow Sellers”), entered into a stock purchase agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, the Company agreed to acquire all of the equity interest of Willow (the “Willow Acquisition”). Under the Stock Purchase Agreement, the Company is required to issue to the Willow Sellers, warrants (the “Willow Warrants”) to purchase, in aggregate, up to 3,570,000 shares of the Company’s Common Stock (the “Willow Warrant Shares”) with a per share exercise price of $0.37, the closing price of the Company’s Common Stock on April 30, 2018.  The Willow Warrants are immediately exercisable, subject to adjustment, and will expire seven years after the date of issuance. In addition, the Company will pay an amount not to exceed $2 million in cash to reimburse the applicable Willow Sellers for certain fees and expenses relating to the matters disclosed under this Item 8.01. The Willow Acquisition closed on April 30, 2018.

The Stock Purchase Agreement contains customary representations, warranties and covenants by the parties thereto. The parties are obligated, subject to certain limitations, to indemnify each other under the Stock Purchase Agreement for breaches of representations and warranties, nonfulfillment or breaches of covenants and agreements, and for certain third-party claims.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

On April 30, 2018, following the closing of the Willow Acquisition, Kenneth Suh was reappointed to serve as President, Chief Executive Officer and director of Willow Biopharma Inc.  Mr. Suh, age 43, founded Willow Biopharma Inc., a biopharmaceutical company, in 2015 and has served as President and Chief Executive Officer since August 2015 and as a director since August 2015. In April 2018, Willow Biopharma Inc. became a wholly owned subsidiary of the Company, and Mr. Suh was reappointed as the President, Chief Executive Officer and director. He also founded KRIM Biopharma Inc., a biopharmaceutical company, in 2013 and served as President and Chief Executive Officer from August 2013 to August 2015 and as a director from August 2013 to August 2015. Mr. Suh held the following roles for Novartis Pharma Canada, a pharmaceutical company: Franchise Lead from 2012 to 2013, Brand Manager from 2010 to 2012, Associate Brand Manager from 2009 to 2010 and Medical Representative from 2006 to 2009. He received a Bachelor of Commerce with Honours from the University of Guelph, Ontario.

As President and Chief Executive Officer of Willow, Mr. Suh shall receive an annual base salary of $587,000 CAD, with a target bonus for 2018 equal to 50% of his base salary and an option to purchase 1,700,000 shares of the Company’s Common Stock under the Inducement Plan.

On April 30, 2018, the Company’s wholly own subsidiary, Willow Biopharma Inc., entered into a Change of Control and Severance Agreement with Mr. Kenneth Suh, effective as of April 30, 2018.

Cautionary Note on Forward-looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2017 as filed on March 14, 2018, as amended by the Form 10-K/A filed on April 26, 2018, and other reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by VIVUS, Inc. dated April 30, 2018
99.2	Press release issued by VIVUS, Inc. dated May 1, 2018
99.3	Press release issued by VIVUS, Inc. dated May 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: May 1, 2018